EXHIBIT 1

                             Joint Filing Agreement


         In accordance with Rule 13d-1(k) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Exus Networks, Inc. and that this Agreement be included as an Exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of July, 2002.




                                         /s/ Isaac Sutton
                                         ------------------
                                         Isaac Sutton


                                         UNIFIED NETWORKS LTD.

                                             /s/ Isaac Sutton
                                         By: ---------------------
                                             Name: Isaac Sutton
                                             Title:   President